Exhibit 99.1
Stabilis Solutions Reports Record Revenues and Reaffirms Growth Emphasis

HOUSTON, November 10, 2021 -- Stabilis Solutions, Inc., ("Stabilis" or “the Company”) (NASDAQ: SLNG), a leading provider of energy transition services including liquefied natural gas (“LNG”) and hydrogen fueling solutions, today reported its financial results for its third quarter ended September 30, 2021.

For the third quarter of 2021, the Company reported record revenues of $19.7 million, an increase of $10.7 million or 118% from the same period last year and an increase of $3.7 million or 23% from the second quarter of 2021. The Company’s previous revenue high-water mark was $17.7 million in the first quarter of this year.

Revenues from Stabilis’ LNG segment were $17.8 million, a $10.1 million increase compared to the same period last year, and $3.4 million above the second quarter of 2021. The Company delivered a record of 15.0 million gallons of LNG to customers during the third quarter of 2021, an increase of 6.8 million gallons from the same period last year and up 1.4 million gallons from the second quarter of 2021.  The Company’s power delivery segment reported $1.9 million in revenue, an increase of $0.6 million from the same period last year and up $0.3 million from the second quarter of 2021.

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), a non-GAAP measure, was a loss of $2.0 million, compared to EBITDA of $0.4 million in the same period last year and $1.6 million in the second quarter of 2021. Adjusted EBITDA (excluding special items) was $1.4 million, compared to $0.4 million in the same period last year and $0.5 million in the second quarter of 2021. The Company recorded special items in the quarter totaling $3.0 million related to its executive leadership transition (including severance, legal fees, and stock-based compensation) and a $0.4 million impairment on a lease termination related to the Company’s previous corporate headquarters.

Net loss for the quarter was $4.6 million compared to a loss of $2.1 million in the same period last year and 1.0 million in the second quarter of 2021.

Net cash provided by operating activities was $2.9 million during the quarter.

Westy Ballard, President and CEO, commented, “Our third quarter results highlight our team’s continued success at expanding our customer and revenue base and steadily growing the top line. As the recently appointed CEO, I want to reaffirm to our shareholders, employees, and other constituents that Stabilis is committed to optimizing and expanding our core business as well as actively pursuing a variety of exciting growth drivers intended to expand our portfolio of products and solutions into the future.

Conference Call:
Management will host a conference call on Thursday, November 11, 2021 at 10:00 a.m. eastern time (9:00 a.m. central).

Dial-in Information
United States & Canada:
+1 888-506-0062; passcode 748301
International:
+1 973-528-0011; passcode 748301
Webcast: https://www.webcaster4.com/Webcast/Page/2256/42951

Replay Information
United States & Canada:
+1 877-481-4010; passcode 422951
International:
+1 919-882-2331; passcode 42951

About Stabilis
Stabilis Solutions, Inc. is an energy transition company that provides clean energy solutions to our customers. Our solutions include production, storage, and distribution of small-scale liquefied natural gas ("LNG") to multiple end markets in North America. To learn more, visit www.stabilis-solutions.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
LNG product	$14,420	$6,594	$37,927	$18,609
Rental, service and other	3,359	1,073	10,364	5,613
Power delivery	1,925	1,352	5,129	3,638
Total revenues	19,704	9,019	53,420	27,860
Operating expenses:
Costs of LNG product	11,988	5,044	30,154	13,692
Costs of rental, service and other	1,917	808	5,649	3,381
Costs of power delivery	1,542	996	3,994	3,131
Selling, general and administrative expenses	6,155	2,338	13,195	7,892
Gain from disposal of fixed assets	—	—	(24)	(11)
Depreciation expense	2,324	2,266	6,767	6,802
Impairment of right-of-use lease asset	376	—	376	—
Total operating expenses	24,302	11,452	60,111	34,887
Loss from operations before equity income	(4,598)	(2,433)	(6,691)	(7,027)
Net equity income from foreign joint ventures' operations:
Income from equity investments in foreign joint ventures	308	642	1,267	1,529
Foreign joint ventures' operations related expenses	(62)	(69)	(192)	(182)
Net equity income from foreign joint ventures' operations	246	573	1,075	1,347
Loss from operations	(4,352)	(1,860)	(5,616)	(5,680)
Other income (expense):
Interest expense, net	(130)	(2)	(224)	(28)
Interest expense, net - related parties	(120)	(199)	(441)	(681)
Other income (loss)	70	(31)	1,183	(6)
Total other income (expense)	(180)	(232)	518	(715)
Loss before income tax expense	(4,532)	(2,092)	(5,098)	(6,395)
Income tax expense	93	41	356	251
Net loss	$(4,625)	$(2,133)	$(5,454)	$(6,646)

Common Stock Data:
Net loss per common share:
Basic and diluted	$(0.26)	$(0.13)	$(0.32)	$(0.39)
Weighted average number of common shares outstanding:
Basic and diluted	17,578,653	16,896,626	17,202,631	16,867,939

EBITDA	$(1,958)	$375	$2,334	$1,116
Adjusted EBITDA	1,403	375	4,609	1,116

Revenues by Segment
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
LNG	$17,779	$7,667	$48,291	$24,222
Power Delivery	1,925	1,352	5,129	3,638
Total Revenue	$19,704	$9,019	$53,420	$27,860

Gallons Delivered
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gallons Delivered
George West and Port Allen	8,215	4,370	21,325	14,266
3rd Party	6,835	3,904	20,810	10,551
Total Gallons Delivered	15,050	8,274	42,135	24,817

Stabilis Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$2,938	$1,814
Accounts receivable, net	7,328	5,620
Inventories, net	424	226
Prepaid expenses and other current assets	4,298	3,111
Due from related parties	—	42
Total current assets	14,988	10,813
Property, plant and equipment, net	55,858	52,038
Right-of-use assets	128	786
Goodwill	4,453	4,453
Investments in foreign joint ventures	11,923	11,897
Other noncurrent assets	319	326
Total assets	$87,669	$80,313
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$1,379	$1,112
Current portion of notes payable - related parties	2,580	3,351
Current portion of finance lease obligation	16	—
Current portion of finance lease obligation - related parties	—	648
Current portion of operating lease obligations	206	362
Accrued liabilities	7,432	4,361
Accounts payable	5,163	4,395
Total current liabilities	16,776	14,229
Long-term notes payable, net of current portion	6,772	682
Long-term notes payable, net of current portion - related parties	919	2,726
Long-term portion of finance lease obligations	68	—
Long-term portion of operating lease obligations	314	490
Other noncurrent liabilities	98	156
Total liabilities	24,947	18,283
Commitments and contingencies
Stockholders’ Equity:
Stockholders’ equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 17,691,268 and 16,896,626 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	18	17
Additional paid-in capital	97,373	91,278
Accumulated other comprehensive income	172	122
Accumulated deficit	(34,841)	(29,387)
Total stockholders’ equity	62,722	62,030
Total liabilities and stockholders’ equity	$87,669	$80,313

Non-GAAP Measures
Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(4,625)	$(2,133)	$(5,454)	$(6,646)
Depreciation	2,324	2,266	6,767	6,802
Net Interest Expense	250	201	665	709
Income Tax Expense	93	41	356	251
EBITDA	(1,958)	375	2,334	1,116
Special Items*	3,361	—	2,275	—
Adjusted EBITDA	$1,403	$375	$4,609	$1,116

*Special items in Q3 of 2021 consist of add backs for executive officer's immediate vesting of restricted stock of $1.8 million, former executive officer's severance and immediate vesting of restricted stock of $1.2 million, and impairment charges for settlement of an office lease of $0.4 million. Special items in Q2 of 2021 consisted of subtraction of gain related to the forgiveness of indebtedness of a Payroll Protection Act Loan ($1.1 million). There were no special items in the periods presented for 2020.

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Investor Contact:

Andrew Puhala
Chief Financial Officer
832-456-6500
ir@stabilis-solutions.com